==============================================================================


                     AGREEMENT AND PLAN OF REORGANIZATION

                                  DATED AS OF

                               FEBRUARY 18, 1999

                                     AMONG

                                 iVILLAGE INC.

                                      AND

                     KNOWLEDGEWEB ACQUISITION CORPORATION

                                      AND

                              KNOWLEDGEWEB, INC.

                                      AND

                    THE SHAREHOLDERS OF KNOWLEDGEWEB, INC.


==============================================================================

                     AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 18, 1999, among iVillage Inc., a Delaware corporation ("Parent"), Knowledgeweb, Inc., a California corporation (the "Company"), the shareholders of the Company listed in Exhibit I hereto (each a "Shareholder" and, together, the "Shareholders"), and Knowledgeweb Acquisition Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Acquisition Sub").

                                   RECITALS

         A. The Shareholders own all of the outstanding shares of capital stock of the Company.

         B. The Shareholders wish to sell, and the Parent wishes to purchase, such shares upon the terms and conditions hereinafter set forth.

         C. The Boards of Directors of Parent, Acquisition Sub and the Company have each duly approved and adopted this Agreement and Plan of Reorganization (this "Agreement"), the Agreement of Merger in substantially the form of
Exhibit II attached hereto (the "Agreement of Merger") and the proposed merger of the Company with and into Acquisition Sub in accordance with this Agreement, the Agreement of Merger, the California Corporations Code (the "California Statute") and the Delaware General Corporation Law (the "Delaware Code"), whereby, among other things, the issued and outstanding shares of common stock, $.0001 par value per share, of the Company (the "Company Common Stock") and of preferred stock, $.0001 par value per share, of the Company (the "Company Preferred Stock" and together with the Company Common Stock, the "Shares"), will be exchanged and converted into shares of common stock, $.0005 par value per share, of Parent (the "Parent Common Stock") and cash in the manner set forth in Article II hereof and in the Agreement of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Agreement of Merger.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Agreement of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                  ARTICLE I

                                   GENERAL

     1.1 The Merger. In accordance with the provisions of this Agreement, the Agreement of Merger, the California Statute and the Delaware Code, Acquisition Sub shall be merged with and into the Company (the "Merger"), which at and after the Effective Date shall be, and is sometimes hereinafter referred to as, the "Surviving Corporation." For convenience of reference, Acquisition Sub and the Company are sometimes collectively hereinafter referred to as the "Constituent Corporations."

     1.2 The Effective Date of the Merger. Subject to the provisions of this Agreement, the Agreement of Merger shall be executed and delivered to and filed with the Corporate Division of the Secretary of State of the State of California (the "California Secretary of State") by each of the Constituent Corporations on the Closing Date in the manner provided under Sections 1101 and 1103 of the California Statute and a Certificate of Merger shall be executed and delivered to and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") by each of the Constituent Corporations on the Closing Date in the manner provided under Section 252 of the Delaware Code. The Merger shall become effective (the "Effective Date") upon the filing with the Secretaries of State of the States of California and Delaware of the Agreement of Merger and a Certificate of Merger, respectively.

     1.3 Effect of Merger. At the Effective Date, the separate existence of the Acquisition Sub shall cease and the Acquisition Sub shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

     1.4 Charter and By-Laws of Surviving Corporation. From and after the Effective Date and pursuant to the Agreement of Merger: (i) the Charter of the Company shall be amended and restated as of the Effective Date to read as set forth in Exhibit A to the Agreement of Merger, (ii) the By-Laws of the Company shall be the By-Laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the California Statute, the Charter or such By-Laws, (iii) the directors of Acquisition Sub shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the California Statute, the Charter and the By-Laws of the Surviving Corporation, as applicable, and
(iv) the officers of Acquisition Sub shall be the officers of the Surviving Corporation, unless and until removed, or until their terms of office shall have expired, in accordance with the California Statute, the Charter and the By-Laws of the Surviving Corporation, as applicable.

     1.5 Taking of Necessary Action. Prior to the Effective Date, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Agreement of Merger, the California Statute and the Delaware Code.

     1.6 Tax-Free Reorganization. For Federal income tax purposes, the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(E) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. No party shall take a position on any tax return or reports inconsistent with this Section 1.6, and each party shall use its reasonable efforts to maintain such reporting in the context of an audit. Each party shall give the other parties prompt notice of any challenges or investigations undertaken by any taxing agency in connection with such reporting, and shall keep such other parties fully informed of all aspects of such ongoing challenge or investigation. Neither Parent nor the Company shall take any action, except as expressly provided in this Agreement, that would be inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE II
                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

2.1      Total Consideration.

     (a) Payment of Consideration. The entire consideration payable by Parent with respect to all outstanding shares of capital stock of the Company and for all options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities (such options, warrants, rights, calls, commitments, agreements or arrangements being sometimes hereinafter collectively referred to as "Equity Rights"; and the Equity Rights, together with all such outstanding shares of capital stock of the Company, being sometimes collectively hereinafter referred to as the "Fully Diluted Company Shares") shall be payable as follows:

          (i) an aggregate amount of up to $1,000,000 in cash; and

          (ii) up to 2,500,000 shares of Parent Common Stock, payable or issuable as the case may be, as provided in Sections 2.1(b) and 2.2.

     (b) Effect on Capital Stock. At the Effective Date, subject and pursuant to the terms and conditions of this Agreement and the Agreement of Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent
Corporations:

          (i) subject to Sections 2.2 and 2.4, the shares of Company Common Stock and Company Preferred Stock issued and outstanding and the outstanding options to purchase Company Common Stock (the "Company Options") as of the Effective Date shall be exchanged for and converted into the right to receive shares of Parent Common Stock and cash as follows:

               (A) all shares of Company Common Stock and Company Preferred Stock shall be exchanged and converted into the right to receive in the aggregate: (1) $964,072 in cash (less any Transaction Expenses pursuant to Sections 4.32 and 6.2), and (2) 2,406,374 shares of Parent Common Stock as set forth on Exhibit 2.1; and

               (B) The Company Options shall convert into options to acquire in the aggregate: (1) $35,928 in cash (less any Transaction Expenses pursuant to Sections 4.32 and 6.2), and (2) 93,626 shares of Parent Common Stock (the "Parent Options") as set forth on Exhibit 2.1. The Parent Options shall have the same general terms as the Company Options including, without limitation, the same vesting schedules and acceleration provisions to which such options are subject.

          (ii) If at any time subsequent to the date of this Agreement and prior to the Effective Date (the "Executory Period"), the Company shall issue any capital stock or Equity Rights, the foregoing allocations of consideration shall be proportionately and equitably adjusted and reallocated among all holders of Company Common Stock, Company Preferred Stock and Company Options.

          (iii) Each share of Company Common Stock and Company Preferred Stock that is authorized but unissued shall cease to exist and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

          (iv) For convenience of reference, the shares of Parent Common Stock to be issued upon the exchange and conversion of Company Common Stock, Company Preferred Stock and upon exercise of Parent Options in accordance with this Section 2.1 are sometimes hereinafter collectively referred to as the "Merger Shares." Notwithstanding anything to the contrary, in no event shall the number of Merger Shares exceed 2,500,000 shares of Parent Common Stock (subject to stock splits, reorganizations and the like).

     (c) No Liability. Neither Parent, Acquisition Sub nor the Company shall be liable to any holder of shares and/or rights to acquire Company Common Stock or Parent Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) and/or rights to such shares of Parent Common Stock to be issued in exchange for Company Common Stock and/or rights thereto pursuant to this Section 2.1, if, on or after the expiration of six months following the Effective Date, such shares and/or rights thereto are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.2      Earnout Shares.

     (a) Of the Merger Shares issued at Closing to the Shareholders, 1,202,382 Merger Shares will be held in escrow by Parent and will not be transferable for a period of five years from the date of Closing unless released pursuant to this Section 2.2. On or before the due dates set forth on Exhibit 2.2 (the "Due Dates"), Parent shall release to the Shareholders on a pro rata basis Shares ("Earnout Shares") based on the Company's gross revenues for the periods specified in Exhibit 2.2 until three years from the date of Closing (the "Earnout Period"). The Earnout Shares to be released shall be calculated as set forth on Exhibit 2.2. If an aggregate of 1,202,382 Earnout Shares have not been released at the end of the Earnout Period, then Parent shall release the remaining Earnout Shares to the Shareholders on the date which is five years from the Closing Date. For purposes of this Section 2.2 and Exhibit 2.2, gross revenues shall be computed in a manner consistent with generally accepted accounting principles and shall exclude in-house ads and internal promotions among the Parent and its subsidiaries.

     (b) On or before each Due Date, Parent will deliver to the Shareholders a statement setting forth in reasonable detail its calculation of gross revenues for the applicable portion of the Earnout Period and the amount of Earnout Shares to be released to the Shareholders, which statement shall be accompanied with each Shareholder's pro rata portion of the Earnout Shares for such period.

     (c) To the extent that Parent or any subsidiary of Parent other than the Company generate revenues from the sale of astrology related products or services during the Earnout Period, then such revenues shall be included in the calculation of gross revenues for purposes of determining the amount of Earnout Shares. The Company shall establish an ad hoc astrology task force to address issues relating to astrology. The task force will consist of three members. The initial members of the task force shall be Allison Abraham, Michael Rose and David Fox or Kelli Fox.

     (d) In the event that the Parent is acquired by another entity during the Earnout Period and the Company is no longer operated as a distinct line of business for internal reporting purposes such that it is not possible to calculate the Company's gross revenues, then the Parent shall release any remaining Earnout Shares held in escrow pursuant to this Section 2.2.

     (e) Parent shall provide the Company with an operating budget equal to or greater than $2 million during the first year after Closing. The operating budget in the second and third year after the Closing shall equal or exceed the initial year operating budget.

     2.3 Approval of Transaction; Exchange of Securities. Prior to the Effective Date and subject to and contingent upon the effectiveness of the Merger, the Shareholders shall vote all of their shares of Company Common Stock and Company Preferred Stock, as applicable, or execute and deliver a written consent, in favor of the approval of this Agreement, the Agreement of Merger and the Merger and any matter that could reasonably be expected to facilitate the Merger.

     2.4 Escrow Deposits.

          (a) Escrow Agreement. Reference is made to the escrow agreement which shall be dated as of the Effective Date among the Shareholders, the Parent and the escrow agent named therein (the "Escrow Agent") in a form mutually acceptable to the parties hereto (the "Escrow Agreement"). The Escrow Agreement is being entered into for the purpose of securing the indemnification obligations of the Shareholders under ARTICLE VIII.

          (b) Escrow Deposit. At the Effective Date, Parent shall cause to be deposited with the Escrow Agent to be held by the Escrow Agent and distributed subject to the terms of the Escrow Agreement certificates representing 225,000 Merger Shares (of which all of the Parent Common Stock shall be deposited on behalf of the Shareholders as set forth on
     Exhibit 2.1), together with stock powers duly endorsed in blank for transfer on behalf of the Shareholders, who by their execution and delivery of this

     Agreement, hereby authorize and direct the Parent to make such deposit on their behalf. In addition, the Parent shall cause to be deposited with the Escrow Agent and distributed subject to the terms of the Escrow Agreement certificates representing the first 225,000 Earnout Shares to be released pursuant to Section 2.2, together with stock powers duly endorsed in blank for transfer on behalf of the Shareholders, who by their execution and delivery of this Agreement, hereby authorize and direct the Parent to make such deposit on their behalf. The 225,000 Merger Shares and the 225,000 Earnout Shares subject to the Escrow Agreement are collectively referred to as the "Escrow Shares".

                                 ARTICLE III
                                   CLOSING

     3.1 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of ARTICLE IX, and subject to the provisions of ARTICLE VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (California time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in ARTICLE VII shall have been satisfied (or waived in accordance with Section 9.3, to the extent the same may be waived), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, CA 94111, unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the City of San Francisco and State of California.

     3.2 Company's and Shareholders' Obligations at the Closing. At the Closing, the Company and the Shareholders shall deliver or cause to be delivered:

          (a) Stock certificates representing all of the Shares, free and clear of all claims, liens, security interests, pledges, charges or encumbrances of any kind, which certificates shall be duly endorsed to the Parent or accompanied by duly executed stock powers in form satisfactory to the Parent;

          (b) Consents from any third parties whose consent to the transactions contemplated hereby is required under the terms of the Company's contracts, licenses or rights;

          (c) A certificate of the Shareholders, dated the Closing Date, certifying as to the matters requested by the Parent pursuant to Section 7.2(b);

          (d) Resignations effective as of the Closing of all the directors of the Company;

          (e) The Articles of Incorporation and Bylaws, as amended as of the Closing, minute books, stock transfer books and corporate seal of the Company;

          (f) The opinion of Britton, Silberman and Cervantez, counsel to the Company and the Shareholders, substantially in the form of Exhibit 3.2(f);

          (g) The employment agreements duly executed by David Fox and Kelli Fox, substantially in the form of Exhibit 3.2(g) (the "Employment Agreements");

          (h) The Escrow Agreement executed by the Shareholders, substantially in the form of Exhibit 3.2(h);

          (i) The escrow agreement executed by the Founders, substantially in the form of Exhibit 3.2(i) (the "Cash Escrow Agreement");

          (j) The Agreement of Merger executed by the Company, substantially in the form of Exhibit III;

          (k) The option agreements executed by the Founders, substantially in the form of Exhibit 3.2(k) (the "Founders' Option Agreements");

          (l) The registration rights agreement executed by the Shareholders, substantially in the form of Exhibit 3.2(l) (the "Registration Rights Agreement");

          (m) The Service Mark Assignment Agreement in the form of Exhibit 3.2(m) executed by the Founders;

          (n) The consent of Kelli Fox in the form of Exhibit 3.2(n) executed by Kelli Fox;

          (o) The servicemark applications in the form of Exhibit 3.2(o) executed by David Fox;

          (p) The servicemark assignment in the form of Exhibit 3.2(p) executed by David Fox and Kelli Fox;

          (q) The assignment of all of the Company's URLs executed by David
     Fox;

          (r) The marketing rights agreement in the form of Exhibit 3.2(r) (the "Marketing Rights Agreement") executed by David Fox, Kelli Fox, Parent and the Company;

          (s) Parent's employee non-disclosure, non-competition and proprietary rights agreement in the form of Exhibit 3.2(s) executed by all of the Company's employees;

          (t) An agreement executed by the Shareholders and the Equity Rights holders, substantially in the form of Exhibit 3.2(m), pursuant to which the Shareholders and Equity Rights holders agree not to sell, transfer or otherwise dispose of the Parent Common Stock acquired by them pursuant to
     Section 2.1(a) for a period of 180 days after the date of the Parent's initial public offering of Parent Common Stock (the "Lock-Up Agreement", and, together with the Employment Agreements, the Escrow Agreement, the Cash Escrow Agreement, the Founders' Option Agreements, the Parent Option Agreements, the Registration Rights Agreement and the Marketing Rights Agreement, the "Related Agreements"); and

          (u) Such other resolutions, certificates, consents or other documents of authority as provided for herein, or as may be otherwise necessary to convey and transfer the Shares, and all other instruments or documents that counsel for the Parent may reasonably request in order to assure compliance with the terms and conditions of this Agreement.

     3.3 Optionholders' Obligations at the Closing. At the Closing, the optionholders of the Company listed in Exhibit III hereto (each an "Optionholder" and, together, the "Optionholders") shall deliver or cause to be delivered:

          (a) The cancelled option agreements representing the Company
     Options;

          (b) The Option Representation Letter executed by each Optionholder;

          (c) The option agreements representing the Parent Options executed by the Optionholders, substantially in the form of Exhibit 3.3(c) (the "Parent Option Agreements");

          (d) Lockup Agreement executed by the Optionholders, substantially in the form of Exhibit 3.2(m); and

          (e) Such other resolutions, certificates, consents or other documents of authority as provided for herein, or as may be otherwise necessary to convey and transfer the Options, and all other instruments or documents that counsel for the Parent may reasonably request in order to assure compliance with the terms and conditions of this Agreement.

     3.4 Parent's and Acquisition Sub's Obligations at the Closing. At the Closing, the Parent shall deliver or cause to be delivered:

          (a) To the Shareholders, stock certificates representing the Merger Shares required to be delivered to the Shareholders pursuant to Section 2.1(b);

          (b) To the Shareholders, the cash portion of the Purchase Price required to be paid to the Shareholders pursuant to Section 2.1(b);

          (c) A certificate of a duly authorized officer of the Parent and Acquisition Sub certifying as to the matters requested by the Shareholders pursuant to Section 7.3(b);

          (d) The opinion of Orrick, Herrington & Sutcliffe LLP, outside counsel to the Parent, substantially in the form of Exhibit 3.4(d);

          (e) The Employment Agreements executed by the Parent or the Acquisition Sub, substantially in the form of Exhibit 3.2(g);

          (f) The Escrow Agreement executed by the Parent or the Acquisition Sub, substantially in the form of Exhibit 3.2(h);

          (g) The Cash Escrow Agreement executed by the Parent or the Acquisition Sub, substantially in the form of Exhibit 3.2(i);

          (h) The Agreement of Merger executed by the Acquisition Sub, substantially in the form of Exhibit 3.2(j);

          (i) To the Founders, the Founders' Option Agreements executed by the Parent, substantially in the form of Exhibit 3.2(k);

          (j) To the Optionholders, the Parent Option Agreements executed by the Parent, substantially in the form of Exhibit 3.3(c);

          (k) The Registration Rights Agreement executed by the Parent, substantially in the form of Exhibit 3.2(l);

          (l) The Marketing Rights Agreement in the form of Exhibit 3.2(r); and

          (m) Such instruments or documents that counsel for the Shareholders may reasonably request in order to assure compliance with the terms and conditions of this Agreement.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE FOUNDERS

         The Company and each Founder jointly and severally represent and warrant to the Parent and Acquisition Sub, subject to the exceptions disclosed in the disclosure schedule supplied by the Company and the Founders and attached hereto (the "Disclosure Schedule"), as follows:

     4.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite power and authority to own and operate its properties and assets and to conduct its business as presently conducted, to enter into this Agreement and the Agreement of Merger, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Company is qualified or licensed and in good standing as a foreign corporation in all jurisdictions where the failure to be so qualified or licensed could reasonably be expected to materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company (hereinafter referred to as a "Material Adverse Effect"). True, complete and accurate copies of the Company's Articles of Incorporation, Bylaws and all amendments to each to date have been delivered to counsel for the Parent and the Company has provided such counsel with true, complete and accurate copies of the minutes of all meetings, and all consents in lieu of meetings, of the Board of Directors and shareholders of the Company.

     4.2 Capitalization.

          (a) The authorized capital stock of the Company at the Closing will consist of 25,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. Of such authorized shares of capital stock of the Company, 5,111,111 shares of Company Common Stock and 421,880 shares of Company Preferred Stock (constituting the Shares) will be issued and outstanding at the Closing.

          (b) The Shares have been, and as of the Closing Date will be, duly authorized, validly issued, fully paid and nonassessable and are and were, and as of the Closing Date will have been, offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities.

          (c) Except as set forth in Schedule 4.2(c), there are no outstanding rights, subscriptions, calls, options, warrants, preemptive rights, conversion rights or agreements granted or issued by or binding upon the Company for the purchase or acquisition (contingent or otherwise) from the Company of any shares of its capital stock or any other securities, except in accordance with the terms of this Agreement. Copies of each outstanding Company Option have been provided to the Parent. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any shares of its capital stock. No holder of Company Common Stock or Company Preferred Stock or any other security of the Company or any other person or entity is entitled to any preemptive right, right of first refusal or similar right as a result of the sale of the Shares pursuant to this Agreement. There is no voting trust, agreement or arrangement among any of the beneficial holders of Company Common Stock or Company Preferred Stock of the Company affecting the exercise of the voting rights of such stock.

          (d) All shares of Company capital stock and all other securities previously issued by the Company have been issued in compliance with or pursuant to an exemption from all applicable Federal and State securities or "blue sky" laws.

          (e) The Shareholders have good and marketable title to all of the Shares, in each case free and clear of all claims, liens, security interests, pledges, charges or encumbrances of any kind, and the transfer of the Shares to the Parent pursuant to this Agreement will pass good and marketable title to the Shares, free and clear of all claims, liens, security interests, pledges, charges and encumbrances.

     4.3 Binding Obligation. This Agreement, the Agreement of Merger and the Related Agreements have been duly executed and delivered by the Company, the Shareholders and the Optionholders and, assuming due authorization, execution and delivery of the other parties thereto, constitute valid and binding obligations of the Company, the Shareholders and the Optionholders enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by the Company and the Shareholders of this Agreement, the Agreement of Merger and the Related Agreements does not and will not conflict with, or result in any violation of or default under, any provision of the Articles of Incorporation or Bylaws of the Company or any material ordinance, rule, regulation, judgment, order, decree, agreement, instrument or license applicable to the Company, the Shareholders or to any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Shareholders, the Company or the Optionholders in connection with the execution, delivery or performance of this Agreement by the Shareholders, the Company and the Optionholders, except for the filing of the Agreement of Merger with the Secretary of State of the State of California and a Certificate of Merger with the Secretary of State of the State of Delaware.

     4.4 Subsidiaries. The Company does not currently own and has never owned, of record or beneficially, or control, directly or indirectly, any capital stock or equity interest in any corporation, association or business entity. The Company is not, directly or indirectly, a participant in any joint venture or partnership.

     4.5 Governmental Consents.

          (a) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental or public authority or agency on the part of the Shareholders, the Optionholders or the Company is or was required for the Company's or the Shareholders' or the Optionholders' valid execution, delivery and performance of this Agreement or the offer and sale of the Shares or the consummation of any other transaction contemplated hereby.

          (b) The Company has obtained all consents, approvals or authorizations of, made all declarations or filings with, and given all notices to, all federal, state and local governmental or public authorities or agencies which are necessary for the continued conduct by the Company of its business as now conducted or as proposed to be conducted in which the failure to so obtain, make or give could reasonably be expected to materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company.

     4.6 Compliance with Other Instruments and Laws.

          (a) The Company is not (i) in violation of or in default under any provision of its Articles of Incorporation or Bylaws, each as amended and in effect on the date hereof and on and as of the Closing Date; or (ii) except as to defaults which, in the aggregate, would result in liability or loss to the Company of $10,000 or less, in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (A) any evidence of indebtedness for any money borrowed or any other evidence of indebtedness or any instrument or agreement under or pursuant to which any evidence of indebtedness for money borrowed or other evidence of indebtedness has been issued, or (B) any other instrument, mortgage, deed of trust, loan, contract, commitment or obligation to which it is a party or by which it is bound or any of its properties is affected. The Company has not defaulted on, nor has it failed to make at the time contemplated, payment of any principal of, or premium or interest on, any indebtedness of $10,000 or more. Neither the execution, delivery and performance of and compliance with this Agreement by the Shareholders nor the offer and sale of the Shares pursuant to this Agreement does or will:
     (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company; (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien on any of the properties or assets of the Company pursuant to the terms of any instrument or agreement referred to in this
     Section 4.6 to which the Company is a party or by which it is bound; or
     (iii) require the consent of, or other action by, any shareholder (other than the Shareholders), trustee or any creditor of, any lessor to or any investor in, the Company or any other person.

          (b) The Company is in full compliance with all laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, in the aggregate, would result in a Material Adverse Effect to the Company.

          (c) The Company is not a party to or bound by (nor are any of its properties affected by) any contract or agreement, or subject to any order, writ, injunction or decree or any action of any court or any governmental department, commission, bureau, board or other administrative agency or official, or any charter or other corporate or contractual restriction which materially adversely affects, or in the future could reasonably be expected to materially adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Company.

     4.7 Litigation. Except as set forth in Schedule 4.7, there is no action, suit, proceeding, claim or investigation in any court or by or before any other governmental or public authority or agency or any arbitrator or arbitration panel, pending or, to the knowledge of the Company or the Shareholders, threatened against or affecting the Company or any of its properties that, either individually or in the aggregate, (a) could question the validity or enforceability of this Agreement and the other agreements and documents contemplated hereby or the right of the Company, the Shareholders or the Optionholders to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or (b) could reasonably be expected to adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company, nor are the Company or the Shareholders aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company or the Shareholders) involving the prior employment of any of the Company's employees, the use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

4.8      Intellectual Property.

          (a) Schedule 4.8(a) contains a true and complete list of all of (A) the Company's Material Intellectual Property Rights (as defined below) and applications therefor; (B) other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to perfect or protect its interest therein; and (C) the Material Intellectual Property licensed by the Company from any third party or constituting "off-the-shelf" software (the "Licensed Software"), in each case that is manufactured or used by the Company in the operation of its business or marketed, licensed or sold by the Company to third parties and, in the case of Licensed Software,
     Schedule 4.8(a) identifies each Material license agreement with respect thereto. "Material" in the context of Intellectual Property shall include any intellectual property that is either: (A) employed by the Company and reasonably significant in the operation of its business and web sites or marketed, licensed, or sold by the Company, or (B) the subject of an application to preserve or register such rights including, without limitation, any domain name registrations, any patent applications or issued patents, trademark applications or registrations, and copyright applications or registrations, or (C) that is the subject of any written or oral agreements with third parties including, without limitation, any licenses, non-disclosure or confidentiality agreements, and which is reasonably significant to the operation of the Company's business and its web sites or (D) has a value of at least $1000.

          (b) As used herein, the term "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, inventions, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, works of authorship, mask works, franchises, licenses, databases, "URL's" and Internet domain names and applications therefor (and all interest therein), computer programs and other computer software, user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing. "Invention" includes, without limitation, all inventions, developments and discoveries which during the period of an employee's, consultant's or contractor's service to the Company he, she or it makes or conceives of, either solely or jointly with others, that relate to any subject matter with which his, her or its work for the Company may be concerned, or relate to or are connected with the business, products, services or projects of the Company, or relate to the actual or demonstrably anticipated research or development of the Company or involve the use of the Company's funds, time, material, facilities or trade secret information.

          (c) Except as set forth in Schedule 4.8(c), the Company has good and valid title to, owns and has the exclusive right to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of its business as currently conducted and as proposed to be conducted (collectively, the "Company Rights"), free and clear of all Encumbrances and any right, lien or claim of others with the exception of rights of owners of Licensed Software, including without limitation former employers of its employees, consultants and contractors, and current employers of employees, consultants and contractors, where such employees, consultants or contractors are also employed or under contract with another person.

          (d) The execution, delivery and performance of this Agreement and the other documents contemplated hereby, the sale of the Shares, the consummation of the other transactions contemplated hereby and the carrying on of the business of the Company as currently conducted will not breach, violate or conflict with any instrument or agreement governing any Company Rights, will not cause the default under, forfeiture or termination or give rise to a default or a right of forfeiture or termination of any Company Right or in any way impair the right of the Company or its successors to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of or to bring any action for the infringement of, any Company Right or portion thereof.

          (e) Except as set forth on Schedule 4.8(e), the Company is not infringing upon or otherwise acting adversely to the right or claimed right of any person or entity under or with respect to any patent, trademark, service mark, trade name, invention, trade secret, copyright, license or other Intellectual Property Right with respect thereto. There are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of the Company Rights, other than sales commissions paid in the ordinary course of business. In particular, there is no obligation or liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, invention, trade secret, or copyright with respect to the use thereof on or in connection with the conduct of the Company's business.

          (f) Neither the manufacture, marketing, license (or sublicense), sale, transmission, delivery (electronically or otherwise), or use of any product or service currently licensed, sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by the Company or currently under development by the Company, violates any license (or sublicense) or agreement of the Company with any third party or, to the knowledge of the Company, infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property Rights and rights of privacy or publicity; nor, to the best knowledge of the Company or the Shareholders, is any third party infringing upon, or violating any license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or agreement with the Company relating to, any Company Right; and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, manufacture, sell, license (or sublicense), transmit, broadcast, delivery (electronically or otherwise) or dispose of any Company Right, nor is there any basis for any such claim, nor has the Company received any notice asserting that any Company Right or the proposed use, manufacture, sale, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or disposition thereof conflicts or will conflict with the rights of any other party, nor, is there any basis for any such assertion.

          (g) Since its organization, the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all Intellectual Property

     Rights and all Inventions. Except as set forth in Schedule 4.8(g), and since its organization, each of the Company's officers, directors, employees, consultants and contractors, who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed Intellectual Property Rights or Inventions, or who has knowledge of or access to information about Intellectual Property Rights or Inventions, has entered into a written agreement ("Proprietary Information Agreement") with the Company which provides that (i) the Intellectual Property Rights, other information and Inventions are proprietary to the Company and are not to be divulged (except as authorized by the Company), misused or misappropriated, and (ii) the Intellectual Property Rights, other information and Inventions are to be disclosed by such employees, consultants and contractors to the Company and transferred by them to the Company, without any further consideration being given therefor by the Company, together with all of such employees', consultants' or contractors' right, title and interest in and to such Intellectual Property Rights, other information and Inventions and all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to such Intellectual Property Rights, other information and Inventions; in cases where the Intellectual Property Rights and Inventions may be subject to rights of a third person, the Company has secured from said third person unrestricted, perpetual, irrevocable, royalty-free and exclusive license rights thereto.

          (h) Except as set forth in Schedule 4.8(h), all works that were created, prepared or delivered by consultants, independent contractors or other third parties for or on behalf of the Company (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) constitute "works made for hire" specially ordered or commissioned by the Company within the meaning of United States copyright law, or (B) all right, title and interest therein (including any materials and elements created, prepared or delivered by such parties in connection therewith) have been assigned to the Company.

          (i) Except as set forth in Schedule 4.8(i), the Company has not sold, transferred, assigned, licensed or subjected to any lien, security interest or other encumbrance, any Intellectual Property Right, trade secret, know-how, invention, design, process, computer program or technical data, or any interest therein, necessary or useful for the development, manufacture, use, operation or sale of any product or service presently under development or manufactured, sold or rendered by the Company and the Company is not bound by any agreement that affects the Company's exclusive right to develop, license, market or sell its products and services.

          (j) Except as set forth in Schedule 4.8(j), no director, officer, employee, agent or shareholder of the Company owns or has any right in the Intellectual Property Rights of the Company or any Inventions used in or necessary for the conduct of the Company's business as now conducted or as proposed to be conducted.

          (k) Except as set forth on Schedule 4.8(k), the Company and the Shareholders have no knowledge of any facts and neither the Company nor the Shareholders have received any communication alleging or stating that the Company or any employee, consultant or contractor has violated or infringed, or by conducting business as proposed, would violate or infringe, any patent, trademark, service mark, trade name, copyright, trade secret, proprietary right, process or other Intellectual Property Rights of any other person or entity; the Company and the Shareholders have no knowledge of any impediment whereby any employee, consultant or contractor who performs or is to perform services of any kind for the Company that would interfere with such person's ability to promote the business of the Company or would conflict with the business or proposed business of the Company.

          (l) Except as set forth on Schedule 4.8(l), the software employed by the Company in carrying on its business is free from any significant software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, and, with respect to the software owned by the Company, the applications can be recreated from their associated source code without undue burden.

          (m) The Company has not knowingly altered its data, or any software or supporting software that may in turn damage the integrity of the data, whether stored in electronic, optical or magnetic or other form. The software proprietary to the Company does not contain any bugs or viruses. The Company has furnished the Parent with all available documentation relating to the use, maintenance and operation of the software, all of which is true and accurate.

          (n) Since the inception of the Company, the Company has not, to any material extent, (A) defaulted under any software or multimedia development contract, (B) failed to meet any product specifications or characteristics or software or multimedia development milestones and standards thereunder, or (C) failed to properly interface any computer software or multimedia program with the intended operating system software or related hardware designs applicable thereto.

          (o) To the Company's knowledge, all content used on the Company's web sites is original material. 4.9 Financial Statements.

     Schedule 4.9 contains complete and accurate copies of the Company's audited balance sheets as at December 31, 1997 and December 31, 1998 (the "Balance Sheets") and its audited statements of operations and of changes in cash flows for the twelve month periods therein (all such financial statements and balance sheets being referred to herein collectively as the "Financial Statements"), certified by PricewaterhouseCoopers LLP. The Financial Statements are true, complete and correct and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements present fairly, completely and accurately the financial condition of the Company as of the respective dates and for the periods indicated. The Company does not have any obligation or liability, individually or in the aggregate, required to be disclosed on the Financial Statements prepared in accordance with generally accepted accounting principles that is not disclosed by the Financial Statements.

     4.10 Accounts and Notes Receivable. All the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the Effective Date will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set off against any thereof. Except as set forth in Schedule 4.10, there is (a) no account debtor or note debtor delinquent in its payment by more than 90 days, (b) no account debtor or note debtor that has refused (or, to the best knowledge of the Company, threatened to refuse) to pay its obligations for any reason, (c) to the best knowledge of the Company, no account debtor or note debtor that is insolvent or bankrupt and (d) no account receivable or note receivable which is pledged to any third party by the Company. Except to the extent of a reserve which the Company has established specifically for doubtful accounts receivable and notes receivable (which reserve is set forth on the Balance Sheet, is reasonable under the circumstances and is consistent with past practice), to the knowledge of the Company, all of the accounts receivable of the Company existing at the Closing shall be paid in full by not later than the ninetieth (90th) day after the Closing and, to the knowledge of the Company, all of the notes receivable shall be paid in accordance with the terms thereof.

     4.11 Accounts and Notes Payable. All accounts payable and notes payable by the Company to third parties as of the date hereof arose in the ordinary course of business, and, except as set forth in Schedule 4.11, there is no such account payable or note payable delinquent in its payment.

     4.12 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4.13 Outstanding Indebtedness; Liabilities. Except as set forth in Schedule 4.13, the Company has no indebtedness for borrowed money which the Company has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable, except as shown on the Balance Sheet as of December 31, 1998. Except as set forth in
Schedule 4.13, the Company has no liabilities or obligations, absolute or contingent, which are not shown or provided for in the Balance Sheet, except (1) liabilities or obligations which are less than $10,000 in the aggregate, (2) those incurred after the date of the Balance Sheet as of December 31, 1998 in the ordinary course of business, or (3) normal contractual obligations under the Contracts set forth in Schedule 4.16(a).

     4.14 Tax Matters. The Company has timely filed all federal, state, local and foreign tax returns required to be filed, and all such Tax Returns were true, complete and correct at the time of filing in all material respects. The Company is not currently a beneficiary of any extension of time within which to file any Tax Return. All taxes owed by the Company (whether or not shown on any Tax Return) have been paid, or, to the extent not required to have been previously paid, have been adequately reserved for on the latest Balance Sheet (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with generally accepted accounting principles. The Company has not incurred a Tax liability from the date of the latest Balance Sheet other than a Tax liability in the ordinary course of business. No additional Taxes have been proposed, asserted or assessed either orally or in writing by any taxing authority against the Company, and the Company has not been notified in writing by any taxing authority regarding a potential tax liability. The Company has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code. The Company has not agreed to, nor is required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company is not now, nor has it ever been, a member of a consolidated or combined group for Federal, state, local or foreign tax purposes nor has it ever been included in a consolidated or combined tax return for Federal, state, local or foreign tax purposes. The Company is not liable for Taxes of any other party, as a transferee or successor. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreements that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company has complied with all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code), and has within the time and in the manner required by law withheld and paid over all amounts required to be withheld and paid from the wages and salaries of employees, and the Company is not liable for any Taxes for failure to comply with such laws. The Company has never been a United States real property holding corporation within the meaning of Section 897(c) of the Code. As used in this Agreement, (i) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, alternative or add-on minimum taxes, estimated, and other tax, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts, in each case, imposed by any taxing authority (domestic or foreign); and (ii) "Tax Return" means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     4.15 Absence of Certain Changes. Except as set forth in Schedule 4.15, since December 31, 1998 (a) the Company has not entered into any transaction which was not in the ordinary course of its business; (b) there has been no material adverse change in the business, earnings, prospects, properties or condition (financial or other) of the Company; (c) there has been no damage to, destruction of or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business, earnings, prospects, properties or condition (financial or other) of the Company; (d) the Company has not declared or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its capital stock, or issued any shares of its capital stock; (e) the Company has not received notice that there has been a cancellation of an order for its services or a loss of a customer of the Company, the cancellation or loss of which could materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company; (f) there has been no resignation or termination of employment of any key officer or key employee of the Company, with the exception of the departure of Jennifer Hughes, and the Shareholders do not know of the impending resignation or termination of employment of any key officer or key employee of the Company in either case; (g) there has been no labor dispute involving the Company or any of its employees; (h) there has been no material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise; (i) there have been no loans made by the Company to its employees, officers or directors, other than travel advances and other advances made in the ordinary course of business; (j) there has been no waiver or compromise by the Company of a valuable right or of a debt owed to it or amendment or change to any material contract or arrangement of the Company; (k) there has been no sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets; (l) there has been no extraordinary increase in the compensation of any of the Company's employees, officers or directors and there has been no increase in the compensation of any such employees, officers or directors who earn compensation at an annual rate of more than $45,000; (m) there has been no agreement or commitment by the Company to do or perform any of the acts described in this
Section 4.15 and (n) there has been no other event or condition of any character which might reasonably be expected either to materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company or liabilities of the Company or to impair the ability of the Company to conduct the business now being or proposed to be conducted by it.

     4.16 Material Contracts and Commitments.

          (a) Except as set forth in Schedule 4.16(a), the Company has no currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (written or oral) of any material nature (the "Contracts"), including, without limitation, the following:

               (i) agreements for the development, modification or enhancement of computer software or multimedia products;

               (ii) any material distributorship, dealer, sales, advertising, agency, affiliate, manufacturer's representative, franchise or similar contract or relationship or any other contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of the Company or of any business segment of the Company;

               (iii) any license (whether as licensor or licensee), or sublicense, royalty, permit, or franchise agreement, including, without limitation, any agreement pursuant to which the Company licenses any Company Rights to any third party (other than ordinary course licenses to end-users);

               (iv) the content or delivery of its computer software or multimedia products and services (including the transmission or other performance (electronically or otherwise));

               (v) loans, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgages, pledges, liens, security interests or other encumbrances on any of the Company's property or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person;

               (vi) the employment of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Date;

               (vii) profit-sharing, bonus, stock option, stock appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer, employee, agent or consultant;

               (viii) agreements with any labor union or collective bargaining organization or other similar labor agreements;

               (ix) any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services in excess of $10,000;

               (x) (v) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from the Company in an amount in excess of $10,000 per annum, which agreement, arrangement or understanding is not terminable on 30 days' notice without cost or other liability at or at any time after the Effective Date, or in which the Company has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

               (xi) any indenture, agreement or other document (including private placement brochures) relating to the sale or repurchase of securities;

               (xii) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Company is a party;

               (xiii) agreements and purchase orders with customers;

               (xiv) agreements limiting the freedom of the Company to compete in any line of business or in any geographic area or with any person;

               (xv) agreements providing for disposition of the business, assets or shares of the Company, agreements of merger or consolidation to which the Company is a party or letters of intent with respect to the foregoing;

               (xvi) agreements involving or letters of intent with respect to the acquisition of the business, assets or shares of any other business;

               (xvii) insurance policies;

               (xviii) powers of attorney; and

               (xix) any other agreement, contract or commitment which is material to the Company.

          (b) The Company and the Shareholders have provided the Parent with either copies of or access to all of the Contracts. Except as set forth in
     Schedule 4.16(b), each of the Contracts is valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with its terms. The Company is not in default under, or otherwise in violation of the terms of, any of the Contracts in any material respect. To the knowledge of the Company and the Shareholders, no other party to any of the Contracts is in default thereunder or otherwise in violation of the material terms thereof. No consent of any party to any of the Contracts is required in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

     4.17 Registration Rights. Except as set forth in Schedule 4.17, the Company has not granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including but not limited to demand or piggy-back registration rights.

     4.18 Title to Property and Assets. The Company has good and marketable title to its properties and assets (including but not limited to its intellectual property (excluding Licensed Software) and other intangible assets listed in Schedule 4.8(a)) free and clear of all mortgages, security interests, claims, liens and encumbrances, except liens for current taxes and assessments not yet due. The Company owns, leases, licenses or otherwise has sufficient rights to use all properties and assets necessary for the operation of its business as now conducted. With respect to the property and assets it leases, the Company has the right to, and does, enjoy peaceful and undisturbed possession under all leases under which it is leasing property. All such leases are in full force and effect, and the Company is in compliance with such leases and holds a valid leasehold interest free of all security interests, liens, claims or encumbrances. Schedule 4.18 contains a list and brief description of
(i) all real property leased by the Company, together with all buildings and other structures and material improvements located on such real property (the "Leased Real Property"), and (ii) with respect to each lease covering the Leased Real Property (collectively, the "Leases"), (A) the name of the lessor, (B) any requirement of consent of the lessor to assignment (including assignment by way of merger or change of control) and (C) the termination date of the Lease. The Company's tangible properties and assets are in good condition and repair, except for hidden defects where the defects, in the aggregate, cause $10,000 or less of damage and except for ordinary wear and tear.

     4.19 Employee Compensation and Benefit Plans.

          (a) Except for the Employment Agreements and the Knowledgeweb Stock Option Agreement, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. Except as set forth on Schedule 4.19, the Company does not maintain any "employee benefit plan" (as such term is defined by the Employee Retirement Income Security Act of 1974 ("ERISA")). The Purchaser has been provided with copies of such plans, if any, and any agreements arising therefrom to which the Company currently is a party.

          (b) Each employee benefit plan has been operated and administered in compliance with ERISA, the Code and in accordance with the provisions of all other applicable federal and state laws; (B) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each employee benefit plan; (C) each employee benefit plan which is a "group health plan" within the meaning of Section 5000 of the Code has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of
     Section 4908B of the Code has been or is expected to be incurred; (D) all contributions due and payable on or before the Closing Date in respect of any employee benefit plan have been made in full and proper form, or adequate accruals have been provided for in the financial statements for all other contributions or amounts in respect of the employee benefit plans for periods ending prior to or on the Closing Date; (E) neither the Company not any of its ERISA Affiliates, nor to the knowledge of the Company and its ERISA Affiliates, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to any employee benefit plan has breached the fiduciary rules of the ERISA or engaged in a prohibited transaction which could subject the Company or its ERISA Affiliates to any tax or penalty imposed under Sections 4975 of the Code or Section 502(i), (j) or
     (l) of ERISA; and (F) neither the Company nor any of its ERISA Affiliates currently is or has ever maintained or been obligated to contribute to (1) a "multiple employer plan" (within the meaning of Section 413 of the Code);
     (2) a "multiemployer plan" (as defined in Section 3(37) of ERISA); (3) a "defined benefit plan" (as defined in Section 3(35) of ERISA) or (4) any employee benefit plan that provides post-retirement health of life insurance benefits.

     4.20 Labor Union Activities. The Company is not engaged in any unfair labor practice which could reasonably be expected to adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company. There are (a) no unfair labor practice complaints pending or, to the knowledge of the Company or the Shareholders, threatened against the Company or before the National Labor Relations Board which could reasonably be expected to adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slow down or stoppage pending or, to the knowledge of the Company or the Shareholders, threatened against the Company; and (c) no union representation questions existing with respect to the employees of the Company and no union organizing activities taking place with respect to the Company.

     4.21 Employee Relations. The Company's believes relations with its employees are good. The name, position and salary of all employees are set forth in Schedule 4.21.

     4.22 No Discrimination. The Company has not and does not in any manner or form discriminate, foster discrimination or permit discrimination against any person, whether as to race, sex, religion, or other legally protected classes of persons.

     4.23 Certain Transactions. Except as set forth in Schedule 4.23, the Company is not indebted, either directly or indirectly, to any of its officers, directors or holders of Company Common Stock, Company Preferred Stock or Company Options or to their respective spouses, children or other family members; none of such officers, directors and holders of capital stock or options or any members of their families are indebted to the Company or, to the knowledge of the Company and the Shareholders, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company. No officer, director or holder of any of the Company's capital stock or options or, to the knowledge of the Company and the Shareholders, any member of their families, has, directly or indirectly, any interest in any contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     4.24 Environmental Laws and Regulations. The Company is in compliance with all federal, state, local and foreign laws, common law, rules, codes, administrative orders and regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws, common law, rules, codes, administrative orders and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") and there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to any Hazardous Materials or the violation of any Environmental Laws.

     4.25 Other Names. Except as set forth on Schedule 4.25, the business conducted by the Company prior to the date hereof has not been conducted under any corporate, trade or fictitious name.

     4.26 Minute Books. The minute books of the Company provided to the Parent contain all resolutions adopted by directors and shareholders of the Company since the incorporation of the Company and fairly and accurately reflect, in all material respects, all matters and transactions referred to in such minutes or written consents.

     4.27 Insurance Coverage. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility insuring the Company and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company and the Shareholders have no reason to believe that the Company will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company. Such insurance is summarized in Schedule 4.27.

     4.28 Business Metrics. For the period beginning December 1, 1998 and ending December 31, 1998, the Astrology.net and related Web sites owned by the Company received approximately (a) eight million (8,000,000) advertising views as evidenced by the information set forth in Schedule 4.28, and (b) five hundred fifty thousand (550,000) unique email addresses as evidenced by the information set forth in Schedule 4.28. As of December 31, 1998, the Company owned accurate lists of approximately the following: (w) one hundred ten thousand (110,000) email addresses on the daily horoscope list as evidenced by the information set forth in Schedule 4.28, (x) five hundred thousand (500,000) names in the general email file as evidenced by the information set forth in Schedule 4.28, (y) information regarding thirty thousand (30,000) unique buyers in the chart shop buyers list as evidenced by the information set forth in Schedule 4.28, and (z) true and accurate copies of duly executed and enforceable agreements between Company and two hundred fifty (250) affiliates representing one thousand two hundred fifty (1,250) Web sites set forth in Schedule 4.28, including expiration dates of said agreements. Except as set forth in Schedule 4.28, to the knowledge of the Company, none of the Company's customers or affiliates listed on Schedule
4.28 intends to cease dealing with the Company or materially reduce its business with the Company or that the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement would be likely to adversely affect the relationship of the Company with any such customer after the date of this Agreement.

     4.29 Year 2000 Compliant Systems. Except as set forth on Schedule 4.29, all of the Company's computer-based systems are able to operate and effectively process data including dates on or after January 1, 2000, and none of the products and services sold, licensed, rendered, or otherwise provided by the Company will malfunction or will cease to function as a result of the Year 2000.

     4.30 Bank Accounts; Powers of Attorney. Schedule 4.30 sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

     4.31 Vote Required. The affirmative vote of at least 51% of the outstanding shares of the Company Common Stock, as a class, and Company Preferred Stock, as a class, approving the Merger and this Agreement are the only votes and/or consents of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     4.32 Company Expenses. Schedule 4.32 sets forth a true, correct and complete schedule of all Company expenses relating to this Agreement, the letter of intent dated January 1, 1999 and the transactions contemplated hereby and thereby that have been incurred or paid by or on behalf of the Company (whether or not theretofore billed) through the Effective Date, and there are no other such Company expenses other than as set forth therein.

     4.33 Officers and Directors. Set forth on Schedule 4.33 is a true and complete list of the current officers and directors of the Company.

     4.34 Broker's Fees. Except with respect to fees payable to b|z partners and as set forth in Schedule 4.34, which fees shall be paid by the Shareholders, neither the Shareholders nor the Company have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4.35 Disclosure. No representation, warranty or statement by the Company or the Shareholders in this Agreement or in any written statement or certificate furnished or to be furnished to the Parents pursuant to this Agreement (including all exhibits and schedules hereto and any other agreements or documents delivered on the Closing or any Financial Statements referred to in
Section 4.9 hereof) contains or will contain any untrue statement of a material fact or, when taken together, omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Founders that has not been disclosed to the Parent in writing that (1) materially adversely affects or could materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company or (2) adversely affects or could adversely affect the ability of the Company, the Shareholders or the Optionholders to perform their obligations under this Agreement.

     4.36 Investment Representations.

          (a) The Shareholders and the Optionholders are acquiring the Parent Common Stock for their own account and not with a view to or for sale in connection with any distribution of the Parent Common Stock.

          (b) The offer and sale of the Parent Common Stock to the Shareholders and the Optionholders was not accompanied by the publication of any advertisement.

          (c) The Shareholders and the Optionholders have carefully reviewed the Parent's financial statements for the year ended December 31, 1997, together with the interim report for the nine-month period ended September 30, 1998, and have had access to all other information regarding the Parent and its present and prospective business, assets, liabilities and financial condition that the Shareholders and the Optionholders reasonably consider important in making the decision to acquire the Parent Common Stock, and the Shareholders and the Optionholders have had ample opportunity to ask questions of the Parent's representatives concerning such matters and the acquisition of the Parent Common Stock.

          (d) By reason of the Shareholders' and the Optionholders business or financial experience, the Shareholders and the Optionholders are each capable of evaluating the merits and risks of their investment in the Parent Common Stock, have the ability to protect their own interests in this transaction and are financially capable of bearing a total loss of this investment.

          (e) The Shareholders and the Optionholders understand that their ability to transfer the Parent Common Stock is subject to the restrictions set forth in the Lock-Up Agreement and, with respect to the Shareholders, is further subject to the Escrow Agreement.

                                   ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE PARENT AND ACQUISITION
                                      SUB

         The Parent and Acquisition Sub represent and warrant to the Company and the Shareholders as follows:

     5.1 Organization, Standing and Power. Each of Parent and Acquisition Sub
(i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and (ii) has the corporate power to own its properties and to carry on its business as now being conducted. Each of the Parent and the Acquisition Sub is qualified or licensed and in good standing as a foreign corporation in all jurisdictions where the failure to be so qualified or licensed could reasonably be expected to materially impair the ability to consummate the transaction contemplated hereby or materially adversely affect the business of Parent or Acquisition Sub.

     5.2 Authority. Each of Parent and Acquisition Sub has all requisite corporate power and authority to enter into this Agreement, the Agreement of Merger and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Agreement of Merger and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and stockholder action on the part of each of the Parent and Acquisition Sub, and no further action is required on the part of either the Parent or Acquisition Sub to authorize this Agreement, the Agreement of Merger or any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement, the Agreement of Merger and any Related Agreements to which it is a party have been duly executed and delivered by each of Parent and Acquisition Sub, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of each of the Parent and Acquisition Sub, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     5.3 No Conflict. The execution and delivery of this Agreement and any Related Agreements by each of Parent and Acquisition Sub do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of the organizational documents of the Parent or Acquisition Sub, (ii) any mortgage, indenture or lease to which the Parent or Acquisition Sub or any of their respective properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or Acquisition Sub or their respective properties or assets.

     5.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or any third party, including a party to any agreement with the Parent, is required by or with respect to the Parent in connection with the execution and delivery of this Agreement and any Related Agreements or the consummation of the transactions contemplated hereby and thereby.

     5.5 Capital Stock. All outstanding shares of Parent Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights. The Parent has duly authorized and reserved for issuance the Merger Shares, and, when issued in accordance with the terms of ARTICLE II, the Merger Shares will be validly issued, fully paid and non-assessable and free of preemptive rights. The Parent directly owns all of the outstanding shares of capital stock of Acquisition Sub, and all of such shares are validly issued, fully paid and non-assessable and not subject to preemptive rights.

     5.6 Broker's Fees. The Parent has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

     6.1 Commercially Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     6.2 Expenses. All fees and expenses incurred in connection with the transactions contemplated by this Agreement including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses ("Transaction Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, shall be the obligation of the respective party incurring such fees and expenses; it being understood that the Transaction Expenses of the Company shall be the responsibility of the Shareholders and Optionholders, except that Parent agrees to pay up to $10,000 of the

Company's expenses. All Transaction Expenses of the Company and the Shareholders shall be payable at Closing. To the extent that the Company pays or becomes liable with respect to any Transaction Expenses of the Company or the Shareholders, the cash consideration payable pursuant to Section 2.1(a)(i) shall be reduced dollar for dollar.

     6.3 Confidentiality. Each party hereto agrees that any information obtained by such party (the "Receiving Party") pursuant to or in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby which may be proprietary or otherwise confidential to any other party hereto (the "Disclosing Party") will not be disclosed by the Receiving Party without the prior written consent of the Disclosing Party. Each party further acknowledges and understands that any information obtained which may be considered "inside" non-public information will not be utilized by such party in connection with purchases and/or sales of the Parent Common Stock except in compliance with applicable state and federal anti-fraud statutes. The provisions of this Section 6.3 shall not be in limitation of any rights which the Parent may have with respect to the books and records of the Company, or to inspect its properties or discuss its affairs, finances and accounts, under the laws of the jurisdiction in which it is incorporated.

     6.4 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Shareholders shall use their best efforts to cause the Company to conduct its operations in the ordinary course of business and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, the Shareholders shall use their best efforts to cause the Company to use all commercially reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers and others having business dealings with it to the end that its good will and ongoing business shall not be impaired in any material respect. Without the prior written consent of Parent, the Company shall not, among other things, (a) except for the issuance of shares of capital stock of the Company upon exercise or conversion of presently outstanding warrants, options, rights or convertible securities, issue or sell, or contract to issue or sell, any shares of capital stock of the Company or any securities convertible into or exchangeable for shares of capital stock of the Company or securities, warrants, options or rights to purchase any of the foregoing (other than the issuance of employee stock options and stock appreciation rights under existing stock option plans), (b) purchase or redeem any shares of capital stock of the Company, (c) declare or pay any dividends or agree to make any other distribution with respect to any shares of capital stock of the Company or (d) amend the Articles of Incorporation or By-Laws of the Company.

     6.5 Right of First Refusal.

          (a) If any Shareholder shall receive a bona fide written offer (an "Offer") from a Third Party (as defined below) to purchase all or a portion of the Merger Shares held by such Shareholder and such Shareholder desires to accept the offer, such Shareholder, before accepting the Offer, shall deliver to the Parent an offer (the "First Refusal Offer") to sell such Merger Shares in accordance with this Section 6.5.

          (b) The First Refusal Offer shall state that such Shareholder proposes to effect a sale of Merger Shares to a Third Party, the number of Merger Shares proposed to be sold, the terms and conditions of the Offer, and the name and address of the Third Party. The Parent shall have the right to purchase all, but not part, of such Merger Shares. Such right may be exercised by the Company by delivery of a written notice to the Shareholder within 30 days after delivery of the First Refusal Offer (the "Acceptance Period"). Upon delivery of such notice, the purchase of such Merger Shares shall be consummated on a business day designated by such Shareholder at the offices of the Parent within 60 days after the delivery of such notice on the terms of the First Refusal Offer.

          (c) If the Parent did not accept all Merger Shares offered in the First Refusal Offer, or if the Parent failed to purchase such shares within the 60-day period referred to in Section 6.5(b) above, such Shareholder may sell such Merger Shares on the terms of the Offer to the Third Party within 90 days after the expiration of the Acceptance Period or the 60-day period referred to in Section 6.5(b), as the case may be. If such sale is not made within such 90-day period, the restrictions provided for in this Section
     6.5 shall again become effective.

          (d) For purposes of this Section 6.5, "Third Party" shall mean, with respect to any Shareholder, any person or entity that is not the spouse or lineal descendant of such Shareholder or a trust for the benefit of any of the foregoing.

          (e) The restrictions under this Section 6.5 shall terminate upon closing of the first underwritten public offering for the account of the Parent of Parent Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended.

     6.6 Appointment of Representative.

          (a) Powers of Attorney. Each Shareholder irrevocably constitutes and appoints David W. Fox (the "Representative") as such Shareholder's true and lawful agent, proxy, and attorney-in-fact and agent and authorizes the Representative acting for such Shareholder and in such Shareholder's name, place, and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement and the Related Documents, as fully to all intents and purposes as such person might or could do in person, including, without limitation, the power to :

               (i) receive all notices required to be delivered to such Shareholder under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section
          8.2 below;

               (ii) take any and all action on behalf of such Shareholder from time to time as the Representative may deem necessary or desirable to defend, pursue, resolve, and/or settle claims under this Agreement, including, without limitation, claims for indemnification under
          Section 8.2; and

               (iii) engage and employ agents and representatives (including accountants, legal counsel, and other professionals) and incur such other expenses as he deems necessary or prudent in connection with the administration of the foregoing.

     Each Shareholder grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement and the Related Documents, as fully to all intents and purposes as such Shareholder might or could do in person, hereby ratifying and confirming all that the Representative may lawfully do or cause to be done by virtue hereof. Each Shareholder, by executing this Agreement, agrees that such agency, proxy, and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Representative and shall survive the death, incapacity, or bankruptcy of such Shareholder to the extent permitted by applicable law. Each Shareholder acknowledges and agrees that upon execution of this Agreement, any delivery by the Representative of any waiver, amendment, agreement, opinion, certificate, or other documents executed by the Representative or any decisions made by the Representative pursuant to this Section 6.6 shall bind such Shareholder with respect to such documents or decision as fully as if such Shareholder had executed and delivered such documents or made such decisions.

          (b) Not Liable. The Representative shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Shareholder, except in respect of amounts received on behalf of such Shareholder. The Representative shall not be liable to any Shareholder for any action taken or omitted by him or any agent employed by him hereunder or under any Related Document, or in connection therewith, except that the Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. The Representative shall not be liable to Shareholders for any apportionment or distribution of payments made by him in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse from other Shareholder to whom payment was due, but not made, shall be to recover from other Shareholders any payment in excess of the amount to which they are determined to have been entitled. The Representative, in such capacity, shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement.

          (c) Replacement of the Representative. Upon the death, disability, or incapacity of the initial Representative appointed pursuant to Section 6.6(a) above, each Shareholder acknowledges and agrees that such Representative's executor, guardian, or legal representative, as the case may be, shall (in consultation with the Shareholders) appoint a replacement reasonably believed by such person as capable of carrying out the duties and performing the obligations of the Representative hereunder within thirty (30) days. In the event that the Representative resigns for any reason, the Representative shall (in consultation with Shareholders) select another representative to fill such vacancy. Any substituted representative shall be deemed the Representative for all purposes of this Agreement and the Related Documents.

          (d) Actions of the Representative; Liability of the Representative. Each Shareholder agrees that the Parent shall be entitled to rely on any action taken by the Representative, on behalf of the Shareholders, pursuant to Section 6.6(a) above (each, an "Authorized Action"), and that each Authorized Action shall be binding on each Shareholder as fully as if such Shareholder had himself taken such Authorized Action. The Parent agrees that the Representative shall have no liability to the Parent for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. The Shareholders hereby release and discharge the Parent from and against any liability arising out of or in connection with the Representative's failure to distribute any amounts received by the Representative on Shareholders' behalf to Shareholders.

     6.7 Access to Information. The Company shall afford to the Parent, and to the Parent's accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to the books and records relating to the Company's business, and shall furnish promptly to the Parent or its representative all information concerning the operations, properties and personnel of the Company as the Parent may reasonably request.

     6.8 Use of Name. Except in the course of their employment, if any, by the Company, the Shareholders will not use the names "KnowledgeWeb" or "Astrology.Net" or any derivative thereof in any way whatsoever at any time after the Closing.

                                  ARTICLE VII
                      CONDITIONS TO THE SALE OF THE SHARES

     7.1 Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

          (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or the related Documents shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there by any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the sale contemplated hereby, which makes the consummation of such sale illegal.

          (b) Government Approvals. The Company and the Shareholders shall have obtained all other consents and approvals required from all governmental authorities for the consummation of the transactions contemplated by this Agreement.

     7.2 Additional Conditions to the Obligations of the Parent. The obligations of the Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Parent:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Company and the Shareholders in this Agreement shall be true and correct in all material respects, and the Company and the Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

          (b) Certificate of the Company and Shareholders. The Parent shall have been provided with a certificate executed on behalf of the Company by an authorized officer and by the representative on behalf of the Shareholders to the effect that, as of the Closing Date:

               (i) all representations and warranties made by the Company and the Shareholders in this Agreement are true and correct; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by the Shareholders, or by the Company at the direction of the Shareholders, on or before such date have been so performed.

          (c) Claims. There shall not have occurred any written claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Related Documents or materially adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Company.

          (d) Third Party Consents. All required consents, waivers and approvals required to be obtained in order to consummate the transactions contemplated by this Agreement and the Related Documents shall have been obtained.

          (e) Additional Closing Documents. The Parent shall have received each document required to be delivered by the Shareholders and the Optionholders at the Closing pursuant to Section 3.2 and Section 3.3.

     7.3 Additional Conditions to Obligations of the Shareholders. The obligation of the Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by the Representative on behalf of the Shareholders:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Parent and Acquisition Sub in this Agreement shall be true and correct in all material respects, and each of the Parent and Acquisition Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

          (b) Certificate of the Parent and Acquisition Sub. The Shareholders shall have been provided with a certificate executed on behalf of the Parent and Acquisition Sub by an authorized officer to the effect that, as of the Closing Date:

          (i) all representations and warranties made by the Parent and Acquisition Sub in this Agreement are true and correct; and

          (ii) all covenants, obligations and conditions of this Agreement to be performed by the Parent and Acquisition Sub on or before such date have been so performed.

          (c) The Shareholders shall have received a tax opinion of Perkins Coie LLP, substantially in the form of Exhibit 7.3(c), to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) by reason of Section 368(a)(2)(E) of the Code, such opinion to be supported by tax certificates supplied by the Parent and the Company and satisfactory to Perkins Coie LLP;

          (d) Additional Closing Documents. The Shareholders shall have received each document required to be delivered by the Parent at the Closing pursuant to Section 3.3.

                                  ARTICLE VIII
                                INDEMNIFICATION

     8.1 Survival of Representations and Warranties. The representations and warranties of the Company and the Shareholders in ARTICLE IV and of the Parent in ARTICLE V shall survive the execution, delivery and performance of this Agreement for a period of eighteen months, except with respect to any claim arising from or related to a breach of the representations and warranties of the Company and the Shareholders set forth in Section 4.2 (Capitalization) and
Section 4.14 (Tax Matters) which shall survive until the date of expiration of the applicable statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled) applicable to the event which gave rise to such claim.

     8.2 Indemnification by the Shareholders. Except as otherwise limited by this ARTICLE VIII, each Shareholder, jointly and severally, shall indemnify, defend and hold harmless the Parent and its affiliates, shareholders, officers, directors, employees, subsidiaries, successors and assigns (collectively, the "Parent Indemnified Parties") from and against, and pay or reimburse the Parent Indemnified Parties for, any and all losses, damages, claims, costs and expenses, interest, awards, judgments, fines and penalties (including legal costs and expenses) suffered or incurred by them (hereinafter a "Parent Loss") arising out of or resulting from:

          (a) the inaccuracy of any representation or warranty of the Company and the Shareholders set forth in ARTICLE IV;

          (b) any other breach or violation of this Agreement by the Company, the Shareholders or the Optionholders; or

          (c) any and all debts, liabilities and obligations of the Company of any nature (including debts, liabilities and obligations resulting from any audit of the Company's federal or state income or sales tax returns) arising out of or resulting from any transaction or event occurring prior to the Closing to the extent that such debts, liabilities or obligations were not fully reserved against in the Financial Statements.

     8.3 General Indemnification Provisions.

          (a) For the purposes of this Section 8.3 and Section 8.4, the term "Indemnitee" shall refer to the person or persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 8.2, and the term "Indemnitor" shall refer to the Shareholders.

          (b) Within a reasonable time following the determination thereof, an Indemnitee shall give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Parent Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of an Indemnitor under this ARTICLE VIII with respect to Parent Losses arising from claims of any third party that are subject to the indemnification provided for in this ARTICLE VIII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: If an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall promptly give the Indemnitor notice of such Third Party Claim and shall permit the Indemnitor, at its option, to undertake the defense of such Third Party Claim by counsel of its own choice and at its expense; provided, however, that the failure of the Indemnitee to notify the Indemnitor during the required notification period shall only relieve the Indemnitor from its obligation to indemnify the Indemnitee pursuant to this ARTICLE VIII to the extent that the Indemnitor is materially prejudiced by such failure (whether as a result of the forfeiture of substantive rights or defenses or otherwise). If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Parent Losses that may result from such Third Party Claims, then the Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its reasonable choice if it gives notice to the Indemnitee within 20 calendar days of the receipt of notice of such Third Party Claim from the Indemnitee of its intention to do so. If the Indemnitor elects to assume and control the defense of any such Third Party Claim, the Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Third Party Claim, but the fees and expenses of such counsel will be at the expense of the Indemnitee, unless (i) the Indemnitor has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnitee, or (iii) the Indemnitee has been advised by its counsel that there may be one or more defenses reasonably available to it which are different from or additional to those available to the Indemnitor, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnification provided by this ARTICLE VIII will be paid by the Indemnitor. Expenses of counsel to the Indemnitee shall be reimbursed on a current basis by the Indemnitor if there is no dispute as to the obligation of the Indemnitor to pay such amounts pursuant to this
     ARTICLE VIII. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it, at the Indemnitor's expense, all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof which involves the payment of money only (by a party or parties other than the Indemnitee) and for which the Indemnitee is released by the third party claimant and is totally indemnified by the Indemnitor, may be settled by the Indemnitor without the written consent of the Indemnitee. No Third Party Claim which is being defended in good faith by the Indemnitor shall be settled by the Indemnitee without the written consent of the Indemnitor.

     8.4 Limitations on Indemnification. No claim or claims may be made against an Indemnitor for indemnification pursuant to Section 8.2(a) unless the collective Parent Losses of the Indemnitees with respect to such subsection shall exceed in the aggregate an amount equal to $50,000, in which case the Indemnitor shall be obligated to the Indemnitee for the full amount of the Parent Loss or Losses. The sole recourse for the Shareholders indemnity obligations or any other breach or cause of action under the Agreement shall be limited to the Escrow Shares, except with respect to claims based upon fraud and any claim arising from or related to a breach of the representations and warranties of the Company and the Shareholders set forth in Section 4.2(e) (Capitalization) and Section 4.14 (Tax Matters). With respect to any claim arising from or related to a breach by one or more Shareholders of the representations and warranties set forth in Section 4.2(e) (Capitalization), or based upon the fraudulent conduct of one or more Shareholders, a Shareholder shall be liable only if, and to the extent that, the breach or fraud is based upon his misrepresentation or his act(s) or failure to act. With respect to any claim arising from or related to a breach of the representations and warranties of the Company and the Founders set forth in Section 4.14 (Tax Matters), or based upon the fraudulent conduct of the Company, the Founders shall be solely responsible for the satisfaction of any claims in excess of the amounts satisfied by application of the Escrow Shares pursuant to the terms of the Escrow Agreement.

                                   ARTICLE IX
                  TERMINATION, AMENDMENT, EXTENSION AND WAIVER

     9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the transaction abandoned at any time prior to the Closing
Date:

          (a) by mutual consent of the Shareholders and the Parent;

          (b) by the Shareholders and the Parent if the Closing has not occurred by February 28, 1999;

          (c) by the Shareholders if they are not in material breach of their obligations under this Agreement, and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Parent and such breach has not been cured within fifteen (15) calendar days after written notice to the Parent (provided that no cure period shall be required for a breach which by its nature cannot be cured); or

          (d) by the Parent if it is not in material breach of its obligations under this Agreement, and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Shareholders and such breach has not been cured within fifteen (15) calendar days after written notice to the Company (provided that no cure period shall be required for a breach which by its nature cannot be cured).

     9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Shareholders or the Parent, or its officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination and provided further that the provisions of Sections 6.2 and 6.3 shall remain in full force and effect and shall survive any termination of this Agreement.

     9.3 Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     9.4 Extension; Waiver. At any time, the Parent and the Shareholders may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefits of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                                GENERAL PROVISION

     10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to the Parent, to:

                           iVillage
                           170 Fifth Avenue
                           New York, NY  10010
                           Attention:  Caterina Conti, Esq.
                           Telephone No.:  (212) 206-2894
                           Facsimile No.:   (212) 367-9133

                  with a copy to:

                           Orrick, Herrington & Sutcliffe LLP
                           30 Rockefeller Plaza
                           New York, NY  10112
                           Attention:  Martin Levenglick
                           Telephone No.:  (212) 506-3660
                           Facsimile No.:   (212) 506-3730

                  if to the Shareholders, to:

                           David and Kelli Fox
                           3220 Sacramento Street
                           San Francisco, CA 94115
                           Telephone No.:  (415) 447-6193
                           Facsimile No.:  (415) 447-6191

                  with a copy to:

                           Britton, Silberman and Cervantez LLP
                           461 2nd Street, Suite 332
                           San Francisco, CA  94107
                           Attention:       Tom Cervantez
                           Telephone No.:  (415) 538-9000
                           Facsimile No.: (415) 538-9001

     10.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The words "knowledge" (and terms of similar import) mean, with respect to a given matter, the knowledge of David Fox and Kelli Fox and any information contained in the files of the Company. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The references herein to Sections, Exhibits and Schedules, unless otherwise indicated, are references to sections of and exhibits and schedules to this Agreement.

     10.3 Entire Agreement; Assignment. This Agreement, the schedules and exhibits hereto, the Non-Disclosure Agreement, dated August 5, 1998, between the Company and the Parent and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     10.4 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.5 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal court encompassing the County of San Francisco, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     10.6 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.8 Attorneys' Fees; Disputes. If either party to this Agreement or any of the agreements contemplated hereby brings any action, suit, counterclaim, appeal, arbitration, or proceeding for any relief against the other (an "Action"), the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in such Action.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the Shareholders, the Company, the Parent and Acquisition Sub have caused this Agreement to be signed themselves or by a duly authorized officer, all as of the date first written above.

                                 SHAREHOLDERS:



                                                   /s/ David Fox
                                 ----------------------------------------------
                                                   David Fox

                                                   /s/ Kelli Fox
                                 ----------------------------------------------
                                                   Kelli Fox

                                              /s/ Peter C. Levin
                                 ----------------------------------------------
                                              IA Holdings Limited

                                 By:  Peter C. Levin
                                 Title:  Director


                                                  /s/ Jim Hoffman
                                 ----------------------------------------------
                                                  Jim Hoffman

                                                 /s/ Lenny Barshak
                                 ----------------------------------------------
                                                 Lenny Barshak

                                                 /s/ John Robinson
                                 ----------------------------------------------
                                                 John Robinson

                                               /s/ Vasudev Narayanan
                                 ----------------------------------------------
                                               Vasudev Narayanan

                                               /s/ Gil Silberman
                                 ----------------------------------------------
                                               BSC Ventures I LLC

                                 By:  Gil Silberman
                                 Title:  Member




                                                     Signature Page to Agreement
                                     39              and Plan of Reorganization

                                   COMPANY:
                                   KNOWLEDGEWEB, INC.


                                   By: /s/ David W. Fox
                                      ------------------------------------------
                                   Name: David W. Fox
                                   Title: President



                                   PARENT:
                                   iVILLAGE INC.


                                   By: /s/ Steve Elkes
                                      ------------------------------------------
                                   Name:
                                   Title:


                                   ACQUISITION SUB:
                                   KNOWLEDGEWEB ACQUISITION
                                   CORPORATION


                                   By: /s/ Steve Elkes
                                      ------------------------------------------
                                   Name:
                                   Title:

                                    EXHIBIT I



                              List of Shareholders



                                                      Number of Company
      Name                                               Shares Owned
      ----                                               ------------
      David Fox..................................          2,300,000
      Kelli Fox..................................          2,300,000
      IA Holdings Limited........................            511,111
      Jim Hoffman................................             51,104
      Lenny Barshak..............................            153,690
      John Robinson..............................             52,341
      Vasudev Narayanan..........................            154,541
      BSC Ventures I LLC.........................             10,204
                                                           ---------
      Total......................................          5,532,991
                                                           =========

                                   EXHIBIT III


                              List of Optionholders


                                                       Number of Options to
       Name                                          Purchase Company Shares
       ----                                          -----------------------
       Mark Wladika................................            29,774
       Jung Vu.....................................            29,774
       Jennifer Hughes.............................            14,887
       Erik Runia..................................            17,865
       Cicely Sweed................................             2,233
       Julie Joyce.................................            11,165
       Christina Bailey............................             8,932
       Krista Bruun................................             4,466
       Sprinza Katz................................             1,117
       Alan Lipton.................................             2,233
       Linea Van Horn..............................             1,117
       Elaine Sosa.................................             2,233
       Nina Barlow.................................             1,117
       Claire Calvino..............................             1,117
       Vasudev Narayanan...........................             3,000
       Ellen Levy..................................             1,500
       Brett Sharenow..............................             6,000
       Lynn Moris..................................             3,000
       David Cochran...............................             4,000
       Gary Christen...............................             2,000
       Michael Ax..................................             5,000
       Rainmaker Capital, LLC......................             5,000
       Ian Webster.................................             1,000
       Dennis Moncrief.............................             1,000
       Stuart Klein................................             1,000
       Tom Cervantez...............................             1,000
       b|z partners................................            57,594
                                                              -------
       Total.......................................           219,124
                                                              =======

                                  EXHIBIT 2.2

                 Calculation of Earnout Shares to be Released

Due Dates                                                     Number of Earnout Shares (1)(2)
---------                               ---------------------------------------------------------------------------
6 Months from Closing..............     (Gross  revenue in dollars for the period  beginning on the date of Closing thru 6/30/99)/$2,000,000X(601,191 shares)
9 Months from Closing..............     (Gross  revenue in dollars for the period  beginning  7/1/99 thru 9/30/99)/
                                        $2,000,000X(601,191 shares)
12 Months from Closing.............     (Gross revenue in dollars for the period beginning  10/1/99 thru 12/31/99)/
                                        $2,000,000X(601,191 shares)
15 Months from Closing.............     (Gross   revenue  in  dollars   for  the  period   beginning   1/1/00  thru
                                        3/31/00)/$4,000,000X(601,191 shares)
18 Months from Closing.............     (Gross  revenue in dollars for the period  beginning  4/1/00 thru 6/30/00)/
                                        $4,000,000X(601,191 shares)
21 Months from Closing.............     (Gross  revenue in dollars for the period  beginning  7/1/00 thru 9/30/00)/
                                        $4,000,000X(601,191 shares)
24 Months from Closing.............     (Gross revenue in dollars for the period beginning  10/1/00 thru 12/31/00)/
                                        $4,000,000X(601,191 shares)
27 Months from Closing.............     (Gross  revenue in dollars for the period  beginning  1/1/01 thru 3/30/01)/
                                        $4,000,000X(601,191 shares)
30 Months from Closing.............     (Gross  revenue in dollars for the period  beginning  4/1/01 thru 6/30/01)/
                                        $4,000,000X(601,191 shares)
33 Months from Closing.............     (Gross  revenue in dollars for the period  beginning  7/1/01 thru 9/30/01)/
                                        $4,000,000X(601,191 shares)
37 Months from Closing.............     (Gross revenue in dollars for the period  beginning  10/1/01 thru 36 Months from Closing)/ $4,000,000X(601,191 shares)

(1) In no event shall the aggregate number of Earnout Shares released exceed 1,202,382.

(2) If, and once, 601,191 Earnout Shares have been released prior to 12 months from Closing, then additional Earnout Shares to be released shall be calculated as follows: (Gross revenue in dollars for the respective period)/ $4,000,000X(601,191 shares).

The Earnout Shares will be released to the Shareholders on a pro rata basis as follows:

Shareholder                                Percentage of Earnout Shares
-----------                                ----------------------------
David Fox..........................                    41.5688%
Kelli Fox..........................                    41.5688
IA Holdings Limited................                     9.2375
Jim Hoffman........................                     0.9236
Lenny Barshak......................                     2.7777
John Robinson......................                     0.9460
Vasudev Narayanan..................                     2.7931
BSC Ventures I LLC.................                     0.1844

                               TABLE OF CONTENTS


                                                                                                                 Page

ARTICLE I             GENERAL....................................................................................1

         1.1      The Merger.....................................................................................1
         1.2      The Effective Date of the Merger...............................................................2
         1.3      Effect of Merger...............................................................................2
         1.4      Charter and By-Laws of Surviving Corporation...................................................2
         1.5      Taking of Necessary Action.....................................................................2
         1.6      Tax-Free Reorganization........................................................................2

ARTICLE II            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS..................3

         2.1      Total Consideration............................................................................3
         2.2      Earnout Shares.................................................................................4
         2.3      Approval of Transaction; Exchange of Securities................................................5
         2.4      Escrow Deposits................................................................................5

ARTICLE III           CLOSING....................................................................................6

         3.1      Closing........................................................................................6
         3.2      Company's and Shareholders' Obligations at the Closing.........................................6
         3.3      Optionholders' Obligations at the Closing......................................................8
         3.4      Parent's and Acquisition Sub's Obligations at the Closing......................................8

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE FOUNDERS.............................9

         4.1      Organization and Standing......................................................................9
         4.2      Capitalization................................................................................10
         4.3      Binding Obligation............................................................................10
         4.4      Subsidiaries..................................................................................11
         4.5      Governmental Consents.........................................................................11
         4.6      Compliance with Other Instruments and Laws....................................................11
         4.7      Litigation....................................................................................12
         4.8      Intellectual Property.........................................................................12
         4.9      Financial Statements..........................................................................16
         4.10     Accounts and Notes Receivable.................................................................16
         4.11     Accounts and Notes Payable....................................................................17
         4.12     Internal Accounting Controls..................................................................17
         4.13     Outstanding Indebtedness; Liabilities.........................................................17
         4.14     Tax Matters...................................................................................17
         4.15     Absence of Certain Changes....................................................................18
         4.16     Material Contracts and Commitments............................................................19
         4.17     Registration Rights...........................................................................21
         4.18     Title to Property and Assets..................................................................21
         4.19     Employee Compensation and Benefit Plans.......................................................22
         4.20     Labor Union Activities........................................................................22

                                TABLE OF CONTENTS
                                   (continued)




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
         4.21     Employee Relations............................................................................23
         4.22     No Discrimination.............................................................................23
         4.23     Certain Transactions..........................................................................23
         4.24     Environmental Laws and Regulations............................................................23
         4.25     Other Names...................................................................................23
         4.26     Minute Books..................................................................................23
         4.27     Insurance Coverage............................................................................24
         4.28     Business Metrics..............................................................................24
         4.29     Year 2000 Compliant Systems...................................................................24
         4.30     Bank Accounts; Powers of Attorney.............................................................24
         4.31     Vote Required.................................................................................24
         4.32     Company Expenses..............................................................................25
         4.33     Officers and Directors........................................................................25
         4.34     Broker's Fees.................................................................................25
         4.35     Disclosure....................................................................................25
         4.36     Investment Representations....................................................................25

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THE PARENT AND ACQUISITION SUB..........................26

         5.1      Organization, Standing and Power..............................................................26
         5.2      Authority.....................................................................................26
         5.3      No Conflict...................................................................................26
         5.4      Consents......................................................................................27
         5.5      Capital Stock.................................................................................27
         5.6      Broker's Fees.................................................................................27

ARTICLE VI            ADDITIONAL AGREEMENTS.....................................................................27

         6.1      Commercially Reasonable Efforts...............................................................27
         6.2      Expenses......................................................................................27
         6.3      Confidentiality...............................................................................28
         6.4      Operation of Business.........................................................................28
         6.5      Right of First Refusal........................................................................28
         6.6      Appointment of Representative.................................................................29
         6.7      Access to Information.........................................................................31
         6.8      Use of Name...................................................................................31


ARTICLE VII           CONDITIONS TO THE SALE OF THE SHARES......................................................31

         7.1      Conditions to Obligations of Each Party.......................................................31
         7.2      Additional Conditions to the Obligations of the Parent........................................31
         7.3      Additional Conditions to Obligations of the Shareholders......................................32

ARTICLE VIII          INDEMNIFICATION...........................................................................33

         8.1      Survival of Representations and Warranties....................................................33
         8.2      Indemnification by the Shareholders...........................................................33
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         8.3      General Indemnification Provisions............................................................34
         8.4      Limitations on Indemnification................................................................35

ARTICLE IX            TERMINATION, AMENDMENT, EXTENSION AND WAIVER..............................................35

         9.1      Termination...................................................................................35
         9.2      Effect of Termination.........................................................................36
         9.3      Amendment.....................................................................................36
         9.4      Extension; Waiver.............................................................................36

ARTICLE X             GENERAL PROVISION.........................................................................36

         10.1     Notices.......................................................................................36
         10.2     Interpretation................................................................................37
         10.3     Entire Agreement; Assignment..................................................................37
         10.4     Severability..................................................................................38
         10.5     Governing Law; Jurisdiction...................................................................38
         10.6     Rules of Construction.........................................................................38
         10.7     Counterparts..................................................................................38
         10.8     Attorneys' Fees; Disputes.....................................................................38
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